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   TERAGLOBAL REPORTS ON BUSINESS PLAN EXECUTION AND MANAGEMENT RESTRUCTURING.

     SAN DIEGO, CALIFORNIA, DECEMBER 21, 2000: TeraGlobal Communications Corp. (Nasdaq: TGCC) today announced a follow up report to its November 3, 2000 investor webcast and related press release. During the November webcast, the company announced a revised business plan, including a three tiered approach targeting the end user, service provider and technology and infrastrucure markets. Today, the company announced the following activities in those markets:

     - END-USERS. TeraGlobal is selling TeraMedia to the end user market, focusing on sales to the Government, Education and Publication and Media markets. Since the November release the company has announced two separate sales into the Office of the CIO of the Navy, participation at a Navy sponsored International Technology Conference; has received a letter of intent for a sale to Anthony Wayne Local Schools a school district in Ohio; and announced a sale to Red Car, a leading music and video editing company.

     - SERVICE PROVIDERS. TeraGlobal is marketing its technology and services to broadband communications companies, Internet service providers
          (ISPs) and application service providers (ASPs). Since November, the company has conducted a number of demonstrations to broadband communications companies and ASPs. The company is actively seeking joint sale and joint marketing agreements with those service providers.

     - TECHNOLOGY AND INFRASTRUCTURE SUPPLIERS. TeraGlobal is actively targeting licensing and joint development relationships with industry leading technology and infrastructure suppliers. Since November the company has announced a Sourcing Agreement with Ingram Micro Canada. The company's video digitizer product has been selected by Sony to bring its IEEE 1394 line of cameras to the Macintosh OS platform. The company is also actively involved in negotiations for licenses of portions of its code to fingerprint scanning companies, camera manufacturers and network interface card manufacturers.

     In November the company declared its intention to aggressively seek strategic alliance opportunities. To further those efforts the company announced today the formation of a Strategic Planning subcommittee of its board of directors. Bill Reddersen, interim chief executive officer for TeraGlobal and a member of the board of directors, will chair the Strategic Planning Committee, whose purpose is to review the company's strategic direction and alliance opportunities.

     In other management restructuring, James A. Mercer III, executive vice president for TeraGlobal, will head financial operations for the company in addition to his business development responsibilities. Fred McGee has resigned from his position as chief financial officer of TeraGlobal to pursue other interests. Roger Anderson, the company's controller, will continue to manage the company's day to day accounting issues. Darren Seed will continue to manage the company's investor relations activities.

     Management believes TeraGlobal's cash and anticipated revenues are sufficient to continue its operations through January 2001. The company is actively negotiating with a number of financial sources for debt or equity financing. However, no commitment for any such

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financing exists at this time. The company is also interviewing investment banking firms to assist it in finding capital sources and evaluating prospective investment, as well as exploring its strategic alliance opportunities.


ABOUT TERAMEDIA-Registered Trademark-
     The first solution incorporating TeraGlobal's network technology, TeraMedia is a next generation software product suite that enables real-time interactive delivery of voice, video and data between two or more points simultaneously across any IP or ATM broadband network. With guaranteed Quality or highest possible Class of Service, TeraMedia delivers true "same room experience" right to the desktop. TeraMedia is offered directly and through partners as an interactive collaborative solution, or as part of a fully integrated enterprise media application.

ABOUT TERAGLOBAL COMMUNICATIONS
     TeraGlobal Communications Corp. enables truly integrated real-time digital communications through advanced networking software. TeraGlobal's patent-pending network technology and software solutions provides one of the networking industry's first guaranteed Quality or Class of Service for delivering simultaneous voice, video and data on integrated broadband networks. Founded in 1998, TeraGlobal is headquartered in San Diego, California with sales and development offices in Dallas, Texas, and Logan, Utah, respectively. Additional information is available at http://www.teraglobal.com or by sending an email inquiry to INFO@TERAGLOBAL.COM.

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Certain matters discussed in this press release may contain forward-looking statements that may involve risk and uncertainties including, but not limited to, future revenues, earnings prospects, customers' ability to realize cost and other benefits from implementing the TeraGlobal's technology and the Company's ability to execute its business plan. Although TeraGlobal believes that its expectations are based on reasonable assumptions, it can give no assurance that anticipated results will occur. Parties receiving this release are encouraged to review all filings made by the Company with the Securities and Exchange Commission.

Contacts: TeraGlobal Communications Corp.
          Carl Peede (Trade Media)
          CPEEDE@TERAGLOBAL.COM

          Darren Seed (Investors)
          INVESTOR@TERAGLOBAL.COM
          (858) 404-5500
          HTTP://WWW.TERAGLOBAL.COM